Hong Kong Highpower Technology Announces Completion of
Lithium-Ion Production Facility Build-Out

HONG KONG AND SAN JOSE, CALIF., September 23, 2008 - Hong Kong Highpower Technology, Inc. (Amex: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and Lithium-ion (Li-ion) batteries and related products, today announced that it has completed the construction and build-out of two production lines for the development and manufacturing of a range of Li-ion rechargeable batteries and products. The new Li-ion production facilities are part of the Company’s main Ni-MH factory located in Shenzhen, Guangdong Province, PRC.

Chairman and Chief Executive Officer George Pan stated, “As previously announced, we have already commenced sample production of Li-ion batteries and have begun receiving purchase orders. We expect the ramp-up of our Li-ion production to continue through the first half of 2009 as customers execute product and manufacturing qualifications for our new product suite.

“We are currently producing approximately 100,000 Li-ion units per month. With continued production ramping expected through the end of this year, we are targeting an average monthly production rate of 250,000 Li-ion units by end of year 2008.”

Hong Kong Highpower continues with construction planning for a new manufacturing facility in Huizhou, Guangdong Province, PRC, which will eventually house all Ni-MH and Li-ion production for the Company. The new industrial park’s production capacity will be approximately three times that of the current Shenzhen facility.

About Hong Kong Highpower Technology, Inc.

Hong Kong Highpower develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Hong Kong Highpower’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Southeast Asia and Taiwan. For more information, visit http://www.haopengbattery.com.

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com. Company news can also be found at http://hpj.client.shareholder.com/releases.cfm.

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Hong Kong Highpower Technology, Inc.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding ramp-up of the Company’s production, future average daily production rates and the production capability of the Company’s new manufacturing facility. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Hong Kong Highpower Technology (“HPJ” or the “Company”) to differ materially from the results expressed or implied by such statements. These risks and uncertainties include, without limitation, our ability to successfully manufacture Li-ion batteries in the time frame and amounts expected, the market acceptance of our Li-ion products, changes in foreign, political, social, business and economic conditions that effect our production capabilities or demand for our products, and the competitive Li-ion market. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the period ended December 31, 2007, and other reports the Company files under the Securities and Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Media and Investor inquiries:

Financial Profiles, Inc.
Brandi Floberg
(310) 277-4711
HPJ@finprofiles.com

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